THIS DOCUMENT HAS BEEN SANITIZED WITH THE DOCCLEAN MACRO!
                                               EXECUTIVE EMPLOYMENT AGREEMENT
                                               ------------------------------


         THIS AGREEMENT is made as of the 1st day of January, 1999, between THERAGENICS CORPORATION, a Georgia corporation (the "Company"), and BRUCE W. SMITH (the "Executive").


                                  INTRODUCTION


         The Company and the Executive desire to enter into an employment agreement embodying the terms and conditions of the Executive's employment.

         NOW, THEREFORE, the parties agree as follows:

1.       Definitions
         -----------

         (a)  "Affiliate"  means any  person,  firm,  corporation,  partnership,
              -----------
association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with the Company.

         (b)  "Applicable  Period"  means  (i)  the  period  of the  Executive's
               -------------------
employment hereunder and (ii) after termination of employment, the shorter of the period for which the Executive receives severance pay hereunder or a two (2) year period after termination of his employment with the Company, unless the Executive is terminated with the Company with Cause or terminates his employment other than for Good Reason, in which case a two (2) year period after termination of employment with the Company shall apply.

(c)      "Area" means the United States.

(d)      "Board of Directors"  means the Board of Directors of the Company
         --------------------

         (e)  "Business of the Company"  means any  business  that  involves the
               ------------------------
manufacturing and distribution of implantable radiation devices used in the treatment of cancer.

         (f) "Cause" means the  occurrence of any of the following  events:  (i)
             -------
willful and continued failure (other than such failure resulting from his incapacity during physical or mental illness) by the Executive to substantially perform his duties with the Company or an Affiliate; (ii) conduct by the Employee that amounts to willful misconduct or gross negligence; (iii) any act by the Executive of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or an Affiliate; (iv) commission by the Executive of a felony or any other crime involving dishonesty; (v) the habitual and disabling use by the Executive of alcohol or drug; or (vi) a material breach of the Agreement by the Executive.

         (g)      "Change in Control"  means
                  -------------------

                  (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the

"Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the corporation where such acquisition causes such person to own thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Subsection (1), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and
(iii) of Subsection (3) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds thirty-five percent (35%) as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own thirty-five percent (35%) or more of the Outstanding Company Voting Securities; or

                  (2) individuals who as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                  (3) the approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination

         (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person

    (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty-five percent (35%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (4) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred for purposes of this Agreement by reason of any actions or events in which the Executive participates in a capacity other than in his capacity as Executive.

         (h) "Company  Invention"  means any Invention which is conceived by the
             -------------------
Executive alone or in a joint effort with others during the period of the Executive's employment hereunder which (i) may be reasonably expected to be used in a product of the Company, or a product similar to a Company product, (ii) results from work that the Executive has been assigned as part of his duties as an employee of the Company, (iii) is in an area of technology which is the same or substantially related to the areas of technology with which the Executive is involved in the performance of his duties as an employee of the Company, or (iv) is useful, or which the Executive reasonably expects may be useful, in any manufacturing or product design process of the Company.

         (i) "Competing  Business" means any person,  firm,  corporation,  joint
             -----------
venture or other business entity which is engaged in the Business of the Company (or any aspect thereof) within the Area.

         (j) "Confidential  Information" means data and information  relating to
              -------------------------
the business of the Company (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through its relationship to the Company and which has value to the Company and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by the Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. The provisions in this Agreement restricting the use of Confidential Information shall survive for a period of two (2) years following termination of this Agreement.

         (k) "Disability" means the inability of the Executive to perform any of
             ------------
his duties hereunder due to a physical, mental, or emotional impairment, as determined by an independent qualified physician (who may be engaged by the Company), for a ninety (90) consecutive day period or for an aggregate of one hundred eighty (180) days during any three hundred sixty-five (365) day period.

         (l) "Good Reason" means the  occurrence of any of the following  events
              ------------
which is not corrected by the Company within thirty (30) days after the Executive's written notice to the Company of the same: (i) the nature of the Executive's duties or the scope of his responsibilities are materially modified without the Executive's written consent, (ii) the Executive is required to report to a different position without the Executive's written consent, (iii) the Company changes the location of the Executive's place of employment to more than fifty (50) miles from its present location, or (iv) a material breach of this Agreement by the Company.

         (m)  "Invention"  means  any  discovery,  whether  or  not  patentable,
              -----------
including, but not limited to, any useful process, method, formula, technique, machine, manufacture, composition of matter, algorithm or computer program, as well as improvements thereto, which is new or which the Executive has a reasonable basis to believe may be new.

         (n)  "Public  Offering"  means the  offering  or sale by the Company of
               -----------------
equity securities pursuant to a registration statement filed in accordance with the Securities Act of 1933, as amended, or any comparable law then in effect, and the effective date of any such Public Offering shall be the first day on which the securities covered thereby may lawfully be offered and sold pursuant to such registration statement.

         (o) "Termination Date" means the date which corresponds to the first to
              ----------------
Term as provided in Section 4(a) below or (iii) the date set forth in a notice given pursuant to Section 4(b) below.

         (p) "Trade Secrets" means  information  including,  but not limited to,
              --------------
technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The provisions in this Agreement restricting the use of Trade Secrets shall survive termination of this Agreement for so long as is permitted by the Georgia Trade Secrets Act of 1990, O.C.G.A. ss.ss. 10-1-760-10-1-767.

         (q) "Work" means a copyrightable work of authorship,  including without
             -----
limitation, any technical descriptions for products, user's guides, illustrations, advertising materials, computer programs (including the contents of read only memories) and any contribution to such materials.

2.       Terms and Conditions of Employment.
         ----------------------------------

         (a)  Employment.  The  Company  hereby  employs  the  Executive  as its
              ----------
Executive Vice President and Chief Financial Officer and the Executive accepts such employment with the Company in such capacity, and agrees to serve as Secretary and Treasurer as long as he is appointed to such positions, subject to the terms and conditions hereof. The Executive shall report to the Chief Executive Officer and the Board of Directors and shall have such authority and responsibilities and perform such duties as shall reasonably be assigned to the Executive from time to time by the Chief Executive Officer of the Company.

         (b) Exclusivity.  Throughout the Executive's employment hereunder,  the
             -----------
Executive shall devote substantially all the Executive's time, energy and skill during regular business hours to the performance of the duties of the Executive's employment (vacations and reasonable absences due to illness excepted), shall faithfully and industriously perform such duties, and shall diligently follow and implement all management policies and decisions of the Company.

3.       Compensation.
         -------------

         (a)  Base  Salary.  In  consideration  for  the  Executive's   services
              ------------
hereunder, the Company shall pay to the Executive an annual base salary in the amount of $150,000 initially. The Executive's annual base salary shall be reviewed at least annually by the Company, and the Company may increase the Executive's annual base salary from time to time. The Company shall pay annual base salary in accordance with the normal payroll payment practices of the Company and subject to such deductions and withholdings as law or policies of the Company, from time to time in effect, require.

         (b) Bonus.  In addition to the annual base salary payable under Section
             ------
3(a) hereof, the Executive shall be entitled to discretionary annual bonuses. The maximum annual bonus shall be equal to 20% of the Executive's annual base salary. The actual amount of bonus paid annually will be determined by the Chief Executive Officer based upon the Chief Executive Officer's evaluation of the Executive's performance. However, in the event that the Company adopts a bonus program that applies generally to executive officers, such program will apply for the Executive notwithstanding the provisions of this Subsection (b).

         (c) Stock Based Compensation.  Stock options or other stock-based
             -------------------------
compensation will be awarded to the Executive at the discretion of the Board of Directors, or a committee thereof, and pursuant to the Company's stock incentive plan.

         (d)  Vacation.  The Executive shall be entitled to four weeks of
              ---------
vacation per year, to be taken at times mutually convenient to the Company and the Executive.

         (e)  Automobile. The Company will provide the Executive with the use of
             ------------
a Company-owned leased vehicle or, in the alternative, the Company may choose to provide the Executive with a car allowance of at least $400 per month, net of federal, state and social security taxes.

         (f)  Memberships. The Company will reimburse the Executive for one club
             -------------
membership which has a business related purpose and is approved by the Company.

         (g) Financial, Tax and Estate Planning. The Company will reimburse the
             -----------------------------------
Executive for the cost of personal financial, tax, and estate planning and services in an amount not to exceed $4000 per year from the date hereof.

         (h) Annual Physical.  The Company will pay the expenses associated
             ----------------
with an annual physical examination for the Executive.

         (i) Life Insurance.  During the term of this Agreement, the Company
             ---------------
will provide the Executive with term life insurance coverage in accordance with its group term life insurance program. Subject to the availability of supplemental coverage under the terms of the Company's program, the Company will reimburse the Executive for his cost of premiums under its group term life insurance program for additional optional coverage up to the lesser of an additional$200,000 death benefit or an aggregate death benefit up to $450,000.

         (j) Expenses.  The  Executive  shall be entitled to be reimbursed in
             ---------
accordance with the policies of the Company, as adopted and amended from time to time, for all reasonable and necessary expenses incurred by the Executive in connection with the performance of the Executive's duties of employment hereunder; provided, however, the Executive shall, as a condition of such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policies from time to time adopted by the Company.

         (k) Benefits. In addition to the benefits payable to the Executive
            ----------
specifically described herein, the Executive shall be entitled to such benefits as generally may be made available to executive employees of the Company from time to time; provided, however, that nothing contained herein shall require the establishment or continuation of any particular plan or program.

4.       Term, Termination and Termination Payments.
         -------------------------------------------

         (a) Term.  The term of this Agreement (the "Term") shall commence as of
             -----
the date of this Agreement (the "Commencement Date") and shall expire on the fifth (5th) anniversary of the Commencement Date with automatic extensions for successive additional one-year terms, as provided herein. Ninety (90) days before the end of the fourth (4th) year and ninety (90) days before the end of each year thereafter, the Agreement is extended for an additional one year period unless either party gives prior notice of termination. In the event prior notice of termination is given, this Agreement shall terminate at the end of the remaining Term then in effect.

         (b) Termination.  This Agreement and the Executive's  employment by the
             ------------
Company hereunder may only be terminated before expiration of the Term (i) by mutual agreement of the Executive and the Company; (ii) by the Executive with Good Reason upon not less than two (2) weeks prior notice to the Company; (iii) by the Company without Cause; (iv) by the Company for Cause, or (v) by the Company or the Executive due to the Disability of the Executive. This Agreement shall also terminate immediately upon the death of the Executive. Notice of termination by either the Company or the Executive shall be given in writing and shall specify the basis for termination and the effective date of termination.

         (c) Effect of Termination.  Upon  termination of this Agreement and the
             ----------------------
Executive's employment hereunder, the Company shall have no further obligation to the Executive or the Executive's estate with respect to this Agreement, except for payment of salary and bonus amounts, if any, accrued pursuant to
Section 3(a) or 3(b) hereof and unpaid at the Termination Date, and termination payments, if any, set forth in Section 4(e) or 4(f) hereof, as applicable, subject to the provisions of Section 12 hereof. Neither Section 4(e) nor 4(f) applies to a Termination due to the Executive's Disability or death. Nothing contained herein shall limit or impinge any other rights or remedies of the Company or the Executive under any other agreement or plan to which the Executive is a party or of which the Executive is a beneficiary.

         (d) Survival. The covenants of the Executive in Sections 5, 6, 7, 8 and
             ---------
9 hereof shall survive the termination of this Agreement and the Executive's employment hereunder and shall not be extinguished thereby.

         (e) Certain  Terminations  not in Connection  with a Change in Control.
             -------------------------------------------------------------------
Except as set forth in Section 4(b)(i) hereof, upon termination of the Executive's employment by the Company without Cause or by the Executive for Good Reason, the Company shall be obligated to continue to pay the Executive his annual base salary at the time of termination of employment for the remaining Term of this Agreement or until two (2) years after such termination (whichever occurs first). Payments made under this Section 4(e) shall be paid as a salary continuation.

         (f) Certain Terminations in Connection with a Change in Control. Except
             ------------------------------------------------------------------
as set forth in Section 4(b)(i) hereof, upon termination of Executive's employment, within ninety (90) days preceding or within one (1) year after a Change in Control, by the Company without Cause or by the Executive for Good Reason, the Company shall be obligated to pay the Executive an amount equal to whichever of the following results in the Executive receiving a larger after-tax amount: (i) two times the Executive's annual base salary at the time of termination of employment or (ii) if less than two times the Executive's annual base salary at the time of Termination of employment, then the largest amount that could be paid to the Executive, which will not result in a nondeductible "parachute payment" under Section 280G of the Internal Revenue Code. Such amount shall be paid to the Executive ratably over two (2) years following termination.


5.       Agreement Not to Compete and Not to Solicit Customers.
         ------------------------------------------------------

         (a) Agreement Not to Compete.  The Executive  agrees that commencing on
            -------------------------
the Commencement Date and continuing  through the Applicable Period, he will not

(except on behalf of or with the prior written consent of the Company, which consent may be withheld in Company's sole discretion), within the Area, either directly or indirectly, on the Executive's own behalf, or in the service of or on behalf of others, engage in or provide financial management services of a similar type or nature as he performs for the Company to any Competing Business. For purposes of this Section 5, the Executive acknowledges and agrees that the Business of the Company is conducted in the Area.

         (b)  Agreement  Not to Solicit  Customers.  The  Executive  agrees that
              ------------------------------------
commencing on the Commencement Date and continuing through the Applicable Period, or he will not, either directly or indirectly, on the Executive's own behalf or in the service of or on behalf of others, solicit or divert, or attempt to solicit or divert, to a Competing Business, any individual or entity which was an actual or actively sought prospective client or customer of the Company and with whom the Executive had material contact during the Executive's last two year(s) of employment with the Company.

6.       Agreement Not to Solicit Employees.
         -----------------------------------

         The Executive agrees that commencing on the Commencement Date and continuing through the Applicable Period, he will not, either directly or indirectly, on the Executive's own behalf or in the service of or on behalf of others, solicit, divert or hire, or attempt to solicit, divert or hire, to any Competing Business in the Area any person employed by the Company or an Affiliate, whether or not such employee is a full-time employee or a temporary employee of the Company or an Affiliate and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

7.       Ownership and Protection of Proprietary Information.
         ----------------------------------------------------

         (a) Confidentiality. All Confidential Information and Trade Secrets and
             ---------------
all physical embodiments thereof received or developed by the Executive while employed by the Company are confidential to and are and will remain the sole and exclusive property of the Company. Except to the extent necessary to perform the duties assigned to him by the Company, the Executive will hold such Confidential Information and Trade Secrets in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information and Trade Secrets or any physical embodiments thereof and may in no event take any action causing or fail to take the action necessary in order to prevent, any Confidential Information and Trade Secrets disclosed to or developed by the Executive to lose its character or cease to qualify as Confidential Information or Trade Secrets.

         (b) Return of Company Property. Upon request by the Company, and in any
            ---------------------------
event upon termination of the employment of the Executive with the Company for any reason, as a prior condition to receiving any final compensation hereunder (including payments pursuant to Section 4(e) or 4(f) hereof), the Executive will promptly deliver to the Company all property belonging to the Company, including, without limitation, all Confidential Information and Trade Secrets (and all embodiments thereof) then in the Executive's custody, control or possession.

         (c) Survival.  The covenants of  confidentiality  set forth herein will
            ---------
apply on and after the date hereof to any Confidential Information and Trade Secrets disclosed by the Company or developed by the Executive prior to or after the date hereof. The covenants restricting the use of Confidential Information will continue and be maintained by the Executive for a period of two years following the termination of this Agreement. The covenants restricting the use of Trade Secrets will continue and be maintained by the Executive following termination of this Agreement for so long as permitted by the Georgia Trade Secrets Act of 1990, O.C.G.A. ss. 10-1-760, et seq.

8.       Inventions.
         ----------

         (a)  Company   Inventions.   The  Executive  agrees  that  all  Company
              --------------------
Inventions conceived or first reduced to practice by the Executive during the Term of this Agreement, and all patent rights and copyrights to such Company Inventions shall become and remain the property of the Company, and the Executive hereby irrevocably assigns to the Company all of his rights to all Company Inventions. If the Executive conceives an Invention during the Term of this Agreement for which there is a reasonable basis to believe that the conceived Invention is a Company Invention, the Executive shall promptly provide a written description of the conceived Invention to the Company adequate to allow evaluation thereof for a determination by the Company as to whether the Invention is a Company Invention. Notwithstanding the foregoing, the provisions of this Section 8(a) shall not apply to any Invention that the Executive may develop without using the Company's equipment, supplies, facilities, or trade secret information, except for any Inventions that either (i) relate at the time of conception or reduction to practice of the Invention to the Business of the Company, or to actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by the Executive for the Company.

         (b) Prior  Inventions.  If prior to the Commencement Date the Executive
             -----------------
conceived any Invention or acquired any ownership interest in any Invention which (i) is the property of the Executive, or of which the Executive is a joint owner with another person or entity, (ii) is not described in any issued patent as of the Commencement Date, and (iii) would be a Company Invention if such Invention were made during the Term of this Agreement, then (A) with respect to any such Invention described in Exhibit A attached hereto, the Executive hereby
                                 ---------
agrees that such written description (but no rights to the Invention) is and shall remain the property of the Company and (B) with respect to any such Invention not described in Exhibit A attached hereto, the Executive hereby
                             ---------
grants to the Company a nonexclusive, paid up, royalty-free license to use and practice such Invention, including a license under all patents to issue in any country which pertain to such Invention.

         (c) Prior  Patents.  The  Executive  represents to the Company that the
             --------------
Executive owns no patents or copyrights, individually or jointly with others, except those described in Exhibit A attached hereto.

         (d) Patent  Applications.  The Executive agrees that should the Company
             --------------------
elect to file an application for patent protection, either in the United States or in any foreign country, on a Company Invention of which the Executive was an inventor, the Executive will execute all necessary truthful papers, including formal assignments to the Company relating to such patent applications. The Executive further agrees to cooperate with any attorneys or other persons designated by the Company by explaining the nature of any Company Invention for which the Company elects to file an application for patent protection, reviewing applications and other papers and providing any other cooperation reasonably required for orderly prosecution of such patent applications. The Company shall be responsible for all expenses incurred for the preparation and prosecution of all patent applications on Company Inventions filed by the Company.

9.       Copyrights.
         -----------

         (a) Ownership and  Assignment.  The Executive  acknowledges  and agrees
             -------------------------
that any Works created by the Executive in the course of his employment hereunder are subject to the "Work for Hire" provisions contained in Sections 101 and 201 of the United States Copyright Law, Title 17 of the United States Code, and that all right, title and interest to copyrights in all Works which have been or will be prepared by the Executive within the scope of his employment hereunder shall be the property of the Company. The Executive further acknowledges and agrees that, to the extent the provisions of Title 17 of the United States Code do not vest in the Company the copyrights to any Works, the Executive will assign and hereby does assign to the Company all right, title and interest to copyrights which the Executive may have in such Works.

         (b)  Registration.  The Executive agrees to disclose to the Company all
              ------------
Works referred to in the immediately preceding paragraph and execute and deliver all applications for registration, registrations, and other documents relating to the copyrights to the Works and provide such additional assistance, as the Company may deem necessary and desirable to secure the Company's title to the copyrights in the Works. The Company shall be responsible for all expenses incurred in connection with the registration of all such copyrights.

         (c)  Prior Works.  The Executive claims no ownership rights in any
              -----------
Works, except as described in Exhibit A attached hereto.
                              ---------
10. Contracts or Other Agreements with Former Employer or Business.
    ---------------------------------------------------------------

         The Executive hereby represents and warrants that he is not subject to any employment agreement or similar document, except as previously disclosed and delivered to the Company, with a former employer or any business with which the Executive has been associated, which on its face prohibits the Executive during a period of time which extends through the Commencement Date from any of the following: (i) competing with, or in any way participating in a business which competes with the Executive's former employer or business; (ii) soliciting personnel of such former employer or business to leave such former employer's employment or to leave such business; or (iii) soliciting customers of such former employer or business on behalf of another business. The Executive hereby further represents and warrants that he has not executed any agreement with any other party which, on its face, purports to require the Executive to assign any Work or any Invention created, conceived or first reduced to practice by the Executive during a period of time which extends through the Commencement Date except as previously disclosed in writing to the Company.

11.      Remedies.
         --------
         The Executive agrees that the covenants and agreements contained in Sections 5, 6, 7, 8 and 9 hereof are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of the Company and the Business of the Company; that the Company is engaged in and throughout the Area in the Business of the Company; that the Executive has access to and knowledge of the Company's business and financial plans; that irreparable loss and damage will be suffered by the Company should the Executive breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, the Company shall be entitled to specific performance of this Agreement and to both temporary and permanent injunctions to prevent a breach or contemplated breach by the Executive of any of such covenants or agreements.

12.      No Set-Off.
         ----------
         The existence of any claim, demand, action or cause of action by the Executive against the Company, or any Affiliate of the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of its rights hereunder. The existence of any claim, demand, action or cause of action by the Company against the Executive, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Executive of any of his rights hereunder; provided, however, that the Company shall have the right to discontinue payments to the Executive under Section 4(e) or 4(f) hereof, as applicable, if the Executive should breach any of his obligations under Sections 5, 6, 7, 8 or 9 hereof.

13.      Notice.
         -------
         All notices, requests, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, by United States certified or registered mail, prepaid to the party to which the same is directed at the following addresses (or at such other addresses as shall be given in writing by the parties to one another):

         If to the Company:                 Theragenics Corporation
                                            5325 Oakbrook Parkway
                                            Norcross, Georgia 30093
                                            Attn:    Chief Executive Officer

         If to the Executive:               Bruce W. Smith
                                            3848 Woodrose Court
                                            Lithonia, GA 30058

Notices delivered in person shall be effective on the date of delivery. Notices delivered by mail as aforesaid shall be effective upon the third calendar day subsequent to the postmark date hereof.

14.      Miscellaneous.

         (a)  Assignment.  Neither this  Agreement  nor any right of the parties
              ----------
hereunder may be assigned or delegated by any party hereto without the prior written consent of the other party.

         (b) Waiver.  The waiver by the Company of any breach of this  Agreement
             ------
by the Executive shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.

         (c) Arbitration. Any controversy or claim arising out of or relating to
             -----------
this contract, or the breach thereof, shall be settled by binding arbitration in accordance with Commercial Arbitration Rules of the American Arbitration Association in Atlanta, Georgia. However, the provisions of this Subsection (c) shall not prevent the Company from instituting an action under this Agreement for specific performance of this Agreement or injunctive relief as provided in
Section 11 hereof. In the event the Executive prevails in the arbitration, the Company agrees to reimburse the Executive for all reasonable attorney's fees and expenses of arbitration.

         (d)  Applicable Law. This Agreement shall be construed and enforced
              --------------
under and in accordance  with the laws of the State of Georgia.

         (e) Entire Agreement.  This Agreement  embodies the entire agreement of
             ----------------
the parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements.

         (f)   Amendment.   This   Agreement  may  not  be  modified,   amended,
               ---------
supplemented or terminated except by a written instrument executed by the parties hereto.

         (g)  Severability.  Each of the  covenants and  agreements  hereinabove
              ------------
contained shall be deemed separate, severable and independent covenants, and in the event that any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

         (h)  Captions  and Section  Headings.  Except as set forth in Section 1
              -------------------------------
hereof, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.






                         [Signatures on Following Page]

         IN WITNESS WHEREOF, the Company and the Executive have each executed and delivered this Agreement as of the date first shown above.


                                                THE COMPANY:

                                                THERAGENICS CORPORATION

                                                By: /s/ M. Christine Jacobs
                                                   ------------------------
                                                        M. CHRISTINE JACOBS

                                                     Title: Chairman and CEO

ATTEST:

/s/ Ronald A. Warren
--------------------
    RONALD A. WARREN

Title: Asst Secretary

         [CORPORATE SEAL]


                                                  EXECUTIVE:

                                                  /s/ Bruce W. Smith
                                                  ------------------
                                                  BRUCE W. SMITH

                                                                   Exhibit A
                                                                   ---------
                       Inventions, Patents and Copyrights



1.                Previously Conceived Inventions
                  -------------------------------
                  [DESCRIBE ANY INVENTIONS WHICH THE EXECUTIVE DEVELOPED OR HAS AN OWNERSHIP INTEREST IN. IF NONE, INSERT "NONE".
                  Note: With respect to any such Inventions not described herein, the Company shall have a nonexclusive, paid up, royalty-free license to use and practice such Invention, including a license under all patents to issue in any country which pertain to such Invention.]


                           NONE



2.                Patents
                  -------
                  [LIST OR DESCRIBE ALL PATENTS WHICH THE EXECUTIVE OWNS INDIVIDUALLY, WITH OTHERS, OR FOR WHICH APPLICATIONS ARE PENDING. IF NONE, INSERT "NONE".]


                           NONE



3.                Copyrights
                  ----------
                  [DESCRIBE ANY WORKS FOR WHICH THE EXECUTIVE CLAIMS THE COPYRIGHT EITHER INDIVIDUALLY OR WITH OTHERS. IF NONE, INSERT "NONE".]


                           NONE